EXHIBIT INDEX

EXHIBIT A:
  Attachment to item 77B:
  Accountants report on internal control (3 letters)

EXHIBIT B:
  Attachment to item 77I:
  Terms of new or amended securities
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EXHIBIT A:
     REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

TO THE SHAREHOLDERS AND
BOARD OF DIRECTORS OF THE GABELLI EQUITY INCOME FUND

In planning and performing our audit of the financial statements of The Gabelli Equity Income Fund (a series of
Gabelli Equity Series Funds, Inc.) for the year ended
September 30, 2004, we considered its internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-
SAR, not to provide assurance on internal control.

The management of The Gabelli Equity Income Fund is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with U.S.
generally accepted accounting principles. Those controls include the safeguarding of assets against unauthorized acquisition, use, or disposition.

Because of inherent limitations in internal control, error or fraud may occur and not be detected. Also, projection of any evaluation of internal control to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

Our consideration of internal control would not necessarily disclose all matters in internal control that might be material weaknesses under standards of the Public Company
Accounting Oversight Board (United States). A material weakness is a condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that misstatements caused by error or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving internal control and its operation, including controls for safeguarding securities, that we consider to be material weaknesses as defined above as of September 30, 2004.

This report is intended solely for the information and use of management and the Board of Directors of The Gabelli
Equity Income Fund and the Securities and Exchange
Commission and is not intended to be and should not be used by anyone other than these specified parties.

Ernst & Young LLP

New York, New York
November 12, 2004



      REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

TO THE SHAREHOLDERS AND
BOARD OF DIRECTORS OF THE GABELLI SMALL CAP GROWTH FUND

In planning and performing our audit of the financial statements of The Gabelli Small Cap Growth Fund (a series of Gabelli Equity Series Funds, Inc.) for the year ended
September 30, 2004, we considered its internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-
SAR, not to provide assurance on internal control.

The management of The Gabelli Small Cap Growth Fund is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with U.S.
generally accepted accounting principles. Those controls include the safeguarding of assets against unauthorized acquisition, use, or disposition.

Because of inherent limitations in internal control, error or fraud may occur and not be detected. Also, projection of any evaluation of internal control to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

Our consideration of internal control would not necessarily disclose all matters in internal control that might be material weaknesses under standards of the Public Company
Accounting Oversight Board (United States). A material weakness is a condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that misstatements caused by error or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving internal control and its operation, including controls for safeguarding securities, that we consider to be material weaknesses as defined above as of September 30, 2004.

This report is intended solely for the information and use of management and the Board of Directors of The Gabelli
Small Cap Growth Fund and the Securities and Exchange
Commission and is not intended to be and should not be used by anyone other than these specified parties.

Ernst & Young LLP

New York, New York
November 12, 2004



     REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

TO THE SHAREHOLDERS AND
BOARD OF DIRECTORS OF THE GABELLI WOODLAND SMALL CAP VALUE FUND

In planning and performing our audit of the financial statements of The Gabelli Woodland Small Cap Value Fund (a series of Gabelli Equity Series Funds, Inc.) for the year ended September 30, 2004, we considered its internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-
SAR, not to provide assurance on internal control.

The management of The Gabelli Woodland Small Cap Value Fund is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with U.S.
generally accepted accounting principles. Those controls include the safeguarding of assets against unauthorized acquisition, use, or disposition.

Because of inherent limitations in internal control, error or fraud may occur and not be detected. Also, projection of any evaluation of internal control to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

Our consideration of internal control would not necessarily disclose all matters in internal control that might be material weaknesses under standards of the Public Company
Accounting Oversight Board (United States). A material weakness is a condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that misstatements caused by error or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving internal control and its operation, including controls for safeguarding securities, that we consider to be material weaknesses as defined above as of September 30, 2004.

This report is intended solely for the information and use of management and the Board of Directors of The Gabelli
Woodland Small Cap Value Fund and the Securities and
Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.

Ernst & Young LLP

New York, New York
November 12, 2004




EXHIBIT B:

               GABELLI EQUITY SERIES FUNDS, INC.
               THE GABELLI SMALL CAP GROWTH FUND
                THE GABELLI EQUITY INCOME FUND

                     EXHIBIT TO ITEM 77I

               TERMS OF NEW OR AMENDED SECURITIES

The Gabelli Small cap Growth Fund and The Gabelli Equity Income Fund, each a series of Gabelli Equity Series Funds, Inc., have issued additional classes of shares of beneficial interest and classified such shares as Class A, Class B, and Class C, respectively.


CLASS A SHARES

FRONT-END SALES LOAD?
Yes.  The percentage declines as the amount invested increases.
CONTINGENT DEFERRED SALES CHARGE?
Yes, for shares redeemed within twenty-four months after
purchase as part of an investment greater than $2 million if no front-end sales charge was paid at the time of purchase.
RULE 12B-1 FEE
0.25%
CONVERTIBLE TO ANOTHER CLASS?
No.
FUND EXPENSE LEVELS
Lower annual expenses than Class B or Class C shares.


CLASS B SHARES

FRONT-END SALES LOAD?
 No.
CONTINGENT DEFERRED SALES CHARGE?
Yes, for shares redeemed within seventy-two
months after purchase.  Declines over time.
RULE 12B-1 FEE
1.00%
CONVERTIBLE TO ANOTHER CLASS?
Yes. Automatically converts to Class A Shares approximately ninety-six months after purchase.
FUND EXPENSE LEVELS
Higher annual expenses than Class A shares.


CLASS C SHARES

FRONT-END SALES LOAD?
No.
CONTINGENT DEFERRED SALES CHARGE?
Yes, for shares redeemed within twenty-four
months after purchase.
RULE 12B-1 FEE
1.00%
CONVERTIBLE TO ANOTHER CLASS?
No.
FUND EXPENSE LEVELS
Higher annual expenses than Class A shares.


Each share of the classes of common stock mentioned above have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as other share classes of the Gabelli Funds, except as otherwise stated above.